UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

brooqLy, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

86-2265420

(IRS Employer Identification No.)

10101 S. Roberts Road

Suite 209

Palos Hills, Illinois 60465

 (Address of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

If this form relates to the registration of a class of Securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-261835

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

brooqLy, Inc. is referred to herein as the “Registrant”

Item 1. Description of Securities to be Registered

A description of the common stock, par value $0.001 per share, to be registered by the Registrant, a Nevada corporation, is contained in the sections entitled “Prospectus Summary”, “Description of Securities”, “Market for Common Equity and Related Stockholder Matters” contained in the prospectus included in the Registrant’s Registration Statement on Form S-1 under the Securities Act of 1933 (File No. 333-261835) as originally filed with the Securities and Exchange Commission on December 22, 2021 and as subsequently amended prior to effectiveness (the effectiveness of which occurred on February 10, 2022), which description is incorporated herein by reference.

Item 2. Exhibits

Exhibit	Description of Exhibit
3.1

Articles of Incorporation – State of Nevada (filed as Exhibit 3.1) to the Registrant’s Registration Statement on Form S-1 (File No. 333-261835), as filed with the Securities and Exchange Commission on and as subsequently amended and incorporated herein by reference.

3.2

Bylaws (filed as Exhibit 3.2) to Registrant’s Registration Statement on Form S-1 (File No. 333-261835), as filed with the Securities and Exchange Commission on and as subsequently amended and incorporated herein by reference.

99.1	The Registrant’s Registration Statement on Form S-1 (File No. 333-261835), as filed with the Securities and Exchange Commission and as subsequently amended and incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

brooqLy, Inc.

Dated: February 22, 2022	By:	/s/ Panagiotis N. Lazaretos
	Name:	Panagiotis N. Lazaretos
	Title:	Chief Executive Officer

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